UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

364-Day Credit Agreement

On April 17, 2020, Henry Schein, Inc. (the “Company”) entered into a new $700 million credit agreement (the “364-Day Credit Agreement”). This new facility, which matures in April 2021, is unsecured and is comprised of a $500 million term facility and a $200 million revolving facility. The interest rates, pricing and fees under the 364-Day Credit Agreement fluctuate based on net leverage ratio, as defined in 364-Day Credit Agreement. The facility’s joint lead arrangers and joint bookrunners were JPMorgan Chase Bank, N.A. and U.S. Bank National Association. The Company plans to use its new credit facility for working capital and general corporate purposes, including, but not limited to, permitted refinancing of existing indebtedness.

The 364-Day Credit Agreement contains customary representations, warranties and affirmative covenants. The 364-Day Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) liens, (ii) indebtedness, (iii) significant corporate changes, including mergers, (iv) dispositions and (v) certain restrictive agreements. The 364-Day Credit Agreement also contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation of the Company’s business.

The above description of the 364-Day Credit Agreement is not complete and is qualified in its entirety by the actual terms of the 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Second Amendment to Revolving Credit Facility

On April 17, 2020, the Company entered into an amendment (the “Second Amendment”) to its existing $750 million revolving credit agreement, dated as of April 18, 2017, and amended by the first amendment, dated as of June 29, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, to, among other things, (i) modify the financial covenant from being based on total leverage ratio to net leverage ratio, (ii) adjust the pricing grid to reflect the net leverage ratio calculation, (iii) increase the maximum maintenance leverage ratio through March 31, 2021, and (iv) make certain other changes conforming to the 364-Day Credit Agreement.

The above description of the Second Amendment is not complete and is qualified in its entirety by the actual terms of the Second Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 20, 2020, the Company issued a press release announcing the new $700 million revolving credit facility and the amendment to the existing $750 million revolving credit agreement.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 10.1

Credit Agreement, dated as of April 17, 2020, among the Company, the several lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, joint lead arranger and joint bookrunner, and U.S. Bank National Association, as joint lead arranger and joint bookrunner

Exhibit 10.2	Second Amendment, dated as of April 17, 2020, among the Company, the several lenders parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent

Exhibit 99.1	Press Release dated April 20, 2020

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: April 20, 2020	By:	/s/ Walter Siegel
	Name:	Walter Siegel
	Title:	Senior Vice President and General Counsel